Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
	Equity	Units consisting of:
Fees to be Paid	Equity	Ordinary shares, NIS 0.01 par value per share, as represented by American Depositary Shares	(1)	$13,570,000	.0000927	$1,257.94
	Other	Warrants to Purchase Ordinary Shares represented by American Depositary Shares	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of warrants	(1)	$16,962,500	.0000927	$1,572.42
	Equity	Pre-Funded Units consisting of:
Fees Previously Paid	Equity	Pre-funded warrants to Purchase Ordinary Shares represented by American Depositary Shares	(6)
Fees Previously Paid	Equity	Warrants to Purchase Ordinary Shares represented by American Depositary Shares	(6)
Fees Previously Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Pre-funded warrants	(6)
	Other	Representative’s warrants	(4)
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of Representative’s warrants (5)	(1)	$848,125	.0000927	$78.62
	Total Offering Amounts			$31,380,625		$2,908.98
	Total Fees Previously Paid					$2,198.73
	Net Fee Due					$710.25

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes Ordinary Shares granted pursuant to the underwriters’ option to purchase additional American Depositary Shares, or ADSs, and/or warrants and/or pre-funded warrants.

(3)	The Ordinary Shares will be represented by ADSs. ADSs, issuable upon deposit of Ordinary Shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-265156). Each ADS represents ordinary share(s).

(4)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 125% of $848,125 (which is equal to 5% of $13,570,000).

(6)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.